SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-11(c) or §240.14a-12

Riley Exploration Permian, Inc.

(Name of Registrant as Specified in its Charter)

(Name of person(s) Filing Proxy Statement if other than Registrant)

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RILEY EXPLORATION PERMIAN, INC. 29 E. RENO AVE., SUITE 500 OKLAHOMA CITY, OK 73104 (405) 415-8699

MESSAGE FROM OUR CHAIRMAN

Dear Fellow Stockholder:

On behalf of the Board of Directors of Riley Exploration Permian, Inc. (“Riley Permian”), we are pleased to invite you to our 2022 Annual Meeting of Stockholders, which will take place on Tuesday, March 22, 2022 at 10:00 a.m. Central Time. We are filing the Notice of Annual Meeting of Stockholders and the Proxy Statement, which describes information about Riley Permian, that you should consider when you vote for the proposals in conjunction with our upcoming annual meeting.

Given the continued public health and travel conditions this year, our 2022 annual meeting will be conducted entirely on a virtual platform as further described in this proxy statement. Your vote is important to us, and whether or not you can virtually attend our Annual Meeting of Stockholders, we urge you to review the accompanying materials, vote and submit your proxy as promptly as possible to ensure the presence of a quorum for the annual meeting.

Fiscal year 2021 was a transformative year for Riley Permian. We completed our merger with Tengasco, Inc. in February, successfully raised capital in July, began and progressed on our enhanced oil recovery pilot project, and met our operational guidance metrics for the fiscal year. We are proud of the organic growth achieved over the past year and believe our reinvestment for growth is warranted to improve our scale, cost structure and cash flow. At the same time, we achieved this growth while allocating significant cash flow from operations back to stockholders in the form of dividends.

On behalf of everyone at Riley Permian, we want to thank you for your support and interest in our company.

Sincerely,
Bobby D. Riley
Chairman of the Board of Directors and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 22, 2022
TO OUR STOCKHOLDERS:

Notice is hereby given that the 2022 annual meeting of stockholders (the “Annual Meeting”) of Riley Exploration Permian, Inc. (“Riley Permian” or the “Company”) has been called for and will be held in a virtual-only format via live webcast on March 22, 2022 at 10:00 a.m. Central Time. The manner for any stockholder wishing to participate in the virtual Annual Meeting is set out in detail in the proxy statement (“Proxy Statement”) accompanying this Notice.

The Annual Meeting is being held for these purposes:

(1)	the election of the six (6) directors named in the Proxy Statement to our Board of Directors (the “Board”) until the 2023 Annual Meeting of Stockholders;

(2)	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022;

(3)	the approval of, through an advisory vote, our named executive officer compensation; and

(4)	the transacting of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Our Board has fixed the close of business on January 26, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote during the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote during the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our offices for 10 calendar days prior to the Annual Meeting.

Oklahoma City, OK Dated: January 28, 2022	By Order of the Board of Directors, General Counsel and Corporate Secretary

Cautionary Note on Forward-Looking Statements: This Proxy Statement contains “forward-looking” statements regarding Riley Permian’s current expectations within the meaning of the applicable securities laws and regulations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in Riley Permian’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Riley Permian’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021. We assume no obligation to update any of these forward-looking statements.

Additional Materials: The Proxy Statement includes website addresses and references to additional materials found on those websites, including our Annual Report on Form 10-K for the year ended September 30, 2021. These websites and materials are not incorporated by reference herein.

WHETHER OR NOT YOU EXPECT TO ATTEND THE LIVE WEBCAST OF THE ANNUAL MEETING, STOCKHOLDERS ARE ENCOURAGED TO VOTE AND SUBMIT THEIR PROXIES IN ADVANCE OF THE MEETING VIA THE INTERNET AT HTTP://WWW.CSTPROXYVOTE.COM USING INSTRUCTIONS ON THE NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS. IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, YOU MAY ALSO VOTE BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD BY MAIL.

INTERNET AVAILABILITY OF PROXY MATERIALS AND ANNUAL REPORT

This Notice of Annual Meeting and Proxy Statement along with the form of proxy card and the Company’s Annual Report on Form 10-K for the year ended September 30, 2021 will be available online at https://www.cstproxy.com/rileypermian/2022 on the first day these materials are mailed to stockholders which is anticipated to be February 4, 2022.

Accordingly, beginning on or about February 4, 2022, we are mailing a Notice Regarding the Internet Availability of Proxy Materials to our stockholders of record as of the Record Date (but excluding those stockholders who have previously requested a printed copy of our proxy materials) in lieu of mailing the printed proxy materials. Instructions on how to access the proxy materials via the Internet, on voting shares via the Internet and on how to request a printed or electronic copy of the proxy materials may be found in the Notice Regarding the Internet Availability of Proxy Materials. All stockholders will have the option to access our proxy materials on the website referred to above.

RILEY EXPLORATION PERMIAN, INC. PROXY STATEMENT

MESSAGE FROM OUR CHARIMAN	1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	2

INTERNET AVAILABILITY OF PROXY MATERIALS AND ANNUAL REPORT	3

EXPLANATORY NOTE	6

PROXY STATEMENT SUMMARY	7

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	8

PROPOSAL 1 – ELECTION OF DIRECTORS	11

General
Director Nominees and Board Recommendations

CORPORATE GOVERNANCE	14

Corporate Governance Guidelines
Codes of Business Conduct and Code of Ethics
Board Risk Assessment and Control
Combined Chairman and CEO Roles
Direct Communications with our Board

EXECUTIVE OFFICERS	18

EXECUTIVE COMPENSATION	20

Overview
Named Executive Officers
Summary Compensation Table
Components of Executive Compensation
Narrative to Summary Compensation Table
Elements of out Executive Compensation Program
Other Compensation Matters
Policies Regarding Stock Transactions
Long Term Incentive Plan
Change of Control and Severance Agreements
Clawback Policy
Outstanding Equity Awards at Fiscal 2021 Year End

RILEY EXPLORATION PERMIAN, INC.
29 E. RENO AVE., SUITE 500
OKLAHOMA CITY, OK 73104
(405) 415-8699

PROXY STATEMENT FOR

THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 22, 2022

EXPLANATORY NOTE

On February 26, 2021 (the “Closing Date”), Riley Exploration Permian, Inc., a Delaware corporation (f/k/a Tengasco, Inc. (“Tengasco”)), consummated a merger pursuant to that certain Agreement and Plan of Merger (“Merger Agreement”), dated as of October 21, 2020, by and among Tengasco, Antman Sub, LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of Tengasco (“Merger Sub”), and Riley Exploration – Permian, LLC (“REP LLC”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of January 20, 2021, by and among Tengasco, Merger Sub and REP LLC. Pursuant to the terms of the Merger Agreement, a business combination between Tengasco and REP LLC was effected through the merger of Merger Sub with and into REP LLC, with REP LLC as the surviving company and as a wholly-owned subsidiary of Tengasco (collectively, with the other transactions described in the Merger Agreement, the “Merger”). On the Closing Date, Tengasco changed its name to Riley Exploration Permian, Inc. Our organizational structure includes wholly-owned consolidated subsidiaries through which our operations are conducted, including without limitation, REP LLC and Riley Permian Operating Company, LLC. The Merger was accounted for as a reverse merger and, as such, REP LLC is considered the Company’s accounting predecessor and its historical operations are deemed to be those of the Company.

As used in this Proxy Statement, unless otherwise noted or the context otherwise requires, we refer to Riley Exploration Permian, Inc., together with its consolidated subsidiaries, as "we," "us," "our," "Riley Permian," or the "Company". This Proxy Statement includes certain terms commonly used in the oil and natural gas industry, which are defined under the heading "Terms and Definitions" in our Annual Report accompanying this prospectus.

PROXY STATEMENT SUMMARY

This summary is included to provide an introduction and overview of the information contained in this Proxy Statement. This summary does not contain all of the information you should consider, and you should carefully read the Proxy Statement in its entirety before voting. Additional information regarding the Company and its performance in fiscal year 2021 can be found in our Annual Report on Form 10-K for the year ended September 30, 2021.

2022 Annual Meeting of Stockholders

Date and Time:	March 22, 2022, at 10:00 a.m., Central Time

Location:
Virtual access at: https://www.cstproxy.com/rileypermian/2022

Telephone access (listen-only):
Within the U.S. and Canada: 1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Record Date:	January 26, 2022

Mail Date:	We intend to mail a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) and proxy card to our stockholders on or about February 4, 2022.

Stockholders Entitled to Vote:
Holders of our Common Stock, par value $0.001 (“Common Stock”) as of the close of business on the Record Date are entitled to vote. Each share of Common Stock is entitled to one vote by proxy or at the Annual Meeting.

Proposals and Board Recommendations
	Proposal	Board Recommendation

No. 1	Election of six (6) directors to serve on the Company’s board of directors for a one-year term ending at the Company’s annual meeting in 2023.	FOR each nominee

No. 2	The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022.	FOR

No. 3	The approval of, through an advisory vote, our named executive officer compensation.	FOR

Vote Required and Board Recommendation

Election of directors requires the affirmative vote of a plurality of votes cast at the Annual Meeting.  The approval of each other “PROPOSAL” requires the vote of a majority of the voting power of the outstanding shares present or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will not be counted as a vote cast and, therefore, will not have an effect on the election of directors, but they will have the effect of a vote against the other “PROPOSALS”.  Broker non-votes have no effect on the outcome of the vote.

✔	Our Board unanimously recommends that you vote “FOR” the approval of each “PROPOSAL” set forth in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the internet. As a result, on or about February 4, 2022, we plan to mail to beneficial owners of shares registered in the name of a Broker (who constitute the majority of our stockholders) and to stockholders of record a Notice of Internet Availability containing instructions on how to access our proxy materials and a proxy card instead of a paper copy of the proxy materials.  The Notice of Internet Availability and proxy card also instruct stockholders on how to vote online. This process is designed to expedite stockholders’ receipt of proxy materials, help conserve natural resources and lower the cost of the Annual Meeting. However, if you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

Our proxy materials are also available online at https://www.cstproxy.com/rileypermian/2022 on the first day these materials are mailed to stockholders, which is anticipated to be February 4, 2022.

How can I request a full set of proxy materials?

You may request, without charge, a full set of our proxy materials, including our 2021 Annual Report to Stockholders, for one year following the Annual Meeting by following the instructions contained in the Notice of Internet Availability that you received.

What is householding?

The SEC permits a single Notice of Internet Availability (which includes instructions on how to access the proxy materials and annual report) to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokers and other nominees have instituted householding.

As a result, if you hold your shares through a broker or other nominee and you reside at an address at which two or more stockholders reside, you will likely be receiving only one Notice of Internet Availability unless any stockholder at that address has given the broker or other nominee contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate Notice of Internet Availability in the future, that stockholder should contact their broker or other nominee. Stockholders of record should send a request to the Company’s Corporate Secretary at the Company’s principal executive offices, 29 East Reno Ave., Suite 500, Oklahoma City, OK 73104 or by phone at (405) 415-8699.

Who is entitled to vote at the Annual Meeting?

Stockholders as of the close of business on January 26, 2022 (the Record Date) are eligible to vote their shares at the Annual Meeting. On that date, we had 19,851,112 shares of our Common Stock outstanding and eligible to vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if at least a majority of the issued and outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On the Record Date, there were 19,851,112 shares issued and outstanding and entitled to vote. Therefore, 9,925,557 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your Broker), or if you vote online at the Annual Meeting. Abstentions and withhold authority votes will be counted towards the quorum requirement and broker non-votes (discussed immediately below) will be counted toward the quorum requirement assuming the Broker is entitled to vote the applicable shares on at least one discretionary proposal. If there is no quorum, the Chairman of the Annual Meeting may adjourn the Annual Meeting to another date.

What is a broker non-vote?

A broker non-vote occurs when the Broker is unable to vote the shares it holds on behalf of a beneficial owner (such shares are said to be held in “street name”) because a proposal is not routine and the beneficial owner has not provided any voting instructions on that matter. NYSE rules determine whether proposals are routine. If a proposal is routine, a Broker holding shares in street name may vote on the proposal without voting instructions. If a proposal is not routine, the Broker may vote on the proposal only if the beneficial owner has provided voting instructions. If a Broker does not receive instructions for a non-routine proposal, the Broker will return a proxy card without a vote on that proposal, which is commonly referred to as a “broker non-vote.” The ratification of BDO USA, LLP’s appointment is a routine proposal, but the election of directors and the advisory vote on named executive officer compensation are not routine proposals under applicable NYSE rules.

What vote is required to approve the election of directors (Item 1 on the proxy card)?

Directors are elected by a plurality of the votes cast at the Annual Meeting (that is the six (6) director nominees receiving the greatest number of votes cast will be elected). Broker non-votes will not have an effect on the outcome since they do not count as a vote cast under the plurality standard.

What vote is required to approve the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm (Item 2 on the proxy card)?

Under our Bylaws, the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm requires a majority of the shares present or represented by proxy and entitled to vote on the matter vote “for” the proposal. If you “abstain” from voting, it will have the same effect as an “against” vote because abstentions are treated as entitled to vote under Delaware state law.

What vote is required to approve the advisory vote on named executive officer compensation (Item 3 on the proxy card)?

Under our Bylaws the advisory vote on named executive officer compensation requires a majority of the shares present or represented by proxy and entitled to vote on the matter vote “for” the proposal. If you “abstain” from voting, it will have the same effect as an “against” vote because abstentions are treated as shares entitled to vote under Delaware state law.

Are there any other matters to be presented for action at the Annual Meeting?

Our Board does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders and referred to herein. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is intended the proxy solicited hereby be voted as to any such matter in accordance with the recommendations of our Board.

Who will serve as the inspector of election at the Annual Meeting?

We anticipate that Continental Stock Transfer and Trust Company will serve as the inspector of election and will tabulate the proxies and ballots at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Form 8-K filed within four business days after the Annual Meeting.

How do I attend the Virtual Annual Meeting?

Follow the instructions below for either “Registered Stockholders” or “Beneficial Owners” as may be applicable to you.

Registered Stockholders (stockholders whose names the Company keeps on record as owners of the Company's shares):

As a registered stockholder, you will receive a proxy card from Continental Stock Transfer and Trust Company. The proxy card will tell you how you may vote your shares before the virtual meeting. The proxy card also contains instructions on how to attend the virtual annual meeting and provides the required URL address, along with your Control Number. You will need your control number for access. If you do not have your Control Number, contact Continental Stock Transfer and Trust Company by phone at 917-262-2373 or by email at proxy@continentalstock.com.

You can (but are not required to) pre-register to attend the virtual meeting. Pre-registration begins on or about March 17, 2022 at 10:00 a.m. Central Time. Enter this URL address into your browser https://www.cstproxy.com/rileypermian/2022 then enter your control number, name, and email address. Once you pre-register you can vote your shares, and if you wish you may also enter questions in the chat box for submittal at the virtual meeting. At the start of the virtual meeting, you will need to re-log in using your Control Number and will also be prompted to enter your Control Number if you vote during the meeting. If you have not pre-registered, you may still attend the virtual annual meeting by following the same procedure as for “pre-registering” set out in this paragraph. On the day of the virtual meeting, you will log in to the virtual annual meeting by going to: https://www.cstproxy.com/rileypermian/2022. You should do this at least 15 minutes before the meeting to assure timely entrance to the virtual meeting.

Beneficial Owners of shares (stockholders who own their investments through a bank or broker holding the shares in institutional or “street” name):

To vote your shares before the meeting:

You will receive proxy materials forwarded to you by the bank or broker. Although most banks and brokers offer mail, telephone, and internet voting, to vote your shares before the meeting, the availability of voting options and specific procedures to be used to vote will depend on their respective voting arrangements set out in the materials you receive by mail from your bank or broker. Follow those instructions to vote your shares before the meeting.

However, the forms you receive from the bank or broker will not contain instructions for attending the virtual annual meeting.  If you vote your shares before the meeting, you are not obliged to attend the virtual meeting but are welcome to do so. To attend the virtual annual meeting and submit any questions to management, follow one of the two choices below:

To Attend the Virtual Annual Meeting and Vote your Shares at the meeting:

To attend the virtual annual meeting and vote shares at the meeting, beneficial owners will need to contact Continental Stock Transfer and Trust Company to receive a Control Number. Continental Stock Transfer and Trust Company can be contacted by phone at 917-262-2373 or by email to proxy@continentalstock.com. If you plan to vote at the meeting, you will also need to have what is called a “legal proxy” that you must obtain from your bank or broker. This assures your votes will not be double counted. Without the “legal proxy” from your bank or broker, you will not be allowed to vote at the meeting even though you have obtained a control number and are thereby entitled to attend the virtual meeting and ask questions. On the day of the virtual meeting, you will log in to the virtual annual meeting by going to: https://www.cstproxy.com/rileypermian/2022.

To Attend the Virtual Annual Meeting but Not Vote your Shares at the meeting:

If you are a beneficial owner and would like to join the virtual annual meeting but do not want or need to vote your shares at the meeting, Continental Stock Transfer and Trust Company will issue you a guest control number with proof of your stock ownership. You must contact Continental Stock Transfer and Trust Company for specific instructions on how to receive the guest control number. Continental Stock Transfer and Trust Company can be contacted by phone at 917-262-2373 or by email to proxy@continentalstock.com. Please allow up to 72 hours prior to the meeting for processing your control number.

On the day of the meeting, you will log in to the virtual annual meeting by going to: https://www.cstproxy.com/rileypermian/2022.

If a proxy is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Chief Executive Officer of the Company, or by a stockholder voting online at the Annual Meeting. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of the directors named therein, FOR the ratification of the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accountants of the Company, and FOR our named executive officer compensation.

How can I access the Company’s Proxy Statement and Annual Report on Form 10-K electronically?

This Proxy Statement is available online at https://www.cstproxy.com/rileypermian/2022/proxy and the Annual Report is available online at https://www.cstproxy.com/rileypermian/2022/10k on the first day these materials are mailed to stockholders, which is anticipated to be February 4, 2022.

Who is paying for this proxy solicitation?

The cost of preparing, assembling, and mailing the Notice of Internet Availability of Proxy Materials and proxy card will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, fax transmission or e-mail. The Company may also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of the common stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Board is committed to recruiting and nominating directors for election who will collectively provide the Board with the necessary diversity of skills, backgrounds and experiences to meet the Company’s ongoing needs and support oversight of our business strategy and priorities. The Board and the Nominating Committee evaluate a candidate’s character, judgment, skill set, experience, independence, other time commitments and any other factors that each deems relevant in light of the current needs of the Board. Additionally, the Board and the Nominating Committee believe that an important factor in its composition is diversity. Since our merger, the Board has appointed two female directors and one director of Hispanic ethnicity.

Our Bylaws state that the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of the majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Our Board currently consists of six (6) directors. Directors are elected annually and hold office until the next annual meeting or until their successors are  duly elected and qualified or until their earlier resignation or removal.

Based on the recommendations from the Nominating Committee, our Board has approved the nomination of each of Bobby D. Riley, Bryan H. Lawrence. E. Wayne Nordberg, Brent Arriaga, Beth di Santo and Rebecca Bayless for election as directors to serve a one-year term until the 2023 Annual Meeting of Stockholders, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office. We have no reason to believe that the nominees will be unable or unwilling to serve if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.

The election of each of our director nominees requires the vote of a plurality of the votes cast at the Annual Meeting, which means that the nominees who receive the largest number of votes cast “FOR” such nominee will be elected as directors. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on the outcome of the election of directors.

Director Nominees and Board Recommendation

✔	Our Board unanimously recommends that you vote “FOR” the election of each of the director nominees named below.

Bobby D. Riley, 66
Director Since: February 2021	Chairman of the Board and Chief Executive Officer

Mr. Riley was appointed as the Chairman (the “Chairman”) of the Board of Riley Permian upon the closing of our merger with REP LLC in February 2021. Previously, he served as a member of the board of managers, President and Chief Executive Officer of REP LLC since June 2016. Mr. Riley also served as the Chief Executive Officer of Riley Exploration Group, Inc. (“REG”) from when it was founded in 2012 to May 1, 2018. Prior to joining the Company Mr. Riley was the Chairman and Chief Executive Officer of Riley Exploration, LLC (“REX”), since he founded REX in 2007 through 2012. Mr. Riley has nearly 40 years of experience in the independent oil and gas sector, in North America, South America, Europe, Africa and Asia. He has an extensive background in all aspects of oil and gas management and operations, including drilling, completion, work-over and production. In addition to his management and operational expertise, he has designed and patented specialized completion equipment that was licensed to Baker-Hughes and participated in the design, development and testing of Intelligent Well Bore Systems, which was sold to Weatherford International in 2000. In 2009, Mr. Riley created a joint venture with a private equity group to invest in unconventional oil and gas plays and deployed over $350.0 million of debt and equity capital in the Eagle Ford Shale and the Permian Basin. The joint venture acquired approximately 50,000 acres of prime leasehold acreage, drilled and completed over 40 wells and reached peak production of 4,000 BOE/d. From 2005 to 2007 Mr. Riley was Vice President of Operations at Activa Resources, Inc., or Activa, a publicly-traded exploration and production company. From 2002 to 2005, he was Managing Partner of Tuleta Energy Partners, LLC, a privately-held exploration and production company, until it was acquired by Activa Resources, Inc. From 1991 to 2001 Mr. Riley was President of an oil and gas service company specializing in well design and reservoir data acquisition, that was active in Nigeria, Venezuela, and Norway. He founded his first independent exploration and production company, Durango Energy, Inc., in 1984, and operated up to 150 wells in Oklahoma. Prior to that he was District Manager of Monitoring Systems Inc., a drilling and well control instrumentation company, installing equipment on jack-up rigs and semi-submersibles in the U.S., Brazil and Korea. Mr. Riley began his oil and gas career with Cameron Iron Works in Houston, Texas, in 1974. Mr. Riley has a bachelor’s degree in Business, Accounting and Finance from the University of Science & Arts of Oklahoma and completed the Advanced Drilling Operations and Well Control program at Murchison Drilling Schools. He is a member of the American Petroleum Institute and the Society of Professional Engineers and is IADC / MMS Well-Cap Certified.

Qualifications & Skills:
Mr. Riley brings to the Board over 45 years of experience in the oil and gas exploration and production industry and, as our Chief Executive Officer, a deep understanding of our business, operations and long term strategic objectives and challenges. His service on the Board creates an important connection between management and the Board.

Bryan H. Lawrence, 79
Independent Director Since: February 2021

Mr. Lawrence was appointed as an independent director on the Board of Riley Permian upon the closing of our merger with REP LLC in February 2021. Previously, Mr. Lawrence served as a member of the board of managers of REP LLC since 2016. Mr. Lawrence is a founder and senior manager of Yorktown Partners LLC, the investment manager of the Yorktown Partners group of investment funds, which make investments in companies engaged in the energy industry and has served in such positions since 1983. The Yorktown Partners investment funds were formerly affiliated with the investment firm of Dillon, Read & Co. Inc. where Mr. Lawrence had been employed since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a director of Hallador Energy Company, Ramaco Resources, Inc. and the general partner of Star Group, L.P. (each a United States publicly traded company) and certain non-public companies in the energy industry in which Yorktown Partners investment funds hold equity interests. Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University.

Qualification & Skills:
Mr. Lawrence’s over 50 years of experience in structuring and managing investments in public and private companies, including companies in the oil and gas industry, and extensive leadership roles (including serving on the board of directors for other public companies) are key attributes that make him well qualified to serve as a Director of the Company.

Brent Arriaga, 47
Independent Director Since: February 2021	Committees: Audit (Chair), Compensation, Nominating and Corporate Governance

Mr. Arriaga was appointed as an independent director on the Board of Riley Permian upon the closing of our merger with REP LLC in February 2021. Mr. Arriaga has served as the Chief Accounting Officer and Corporate Controller of Helix Energy Solutions Group, Inc., an offshore energy service company since 2018. Mr. Arriaga has over 20 years of experience in finance and accounting in the energy and financial services industries spanning several continents. Prior to his role at Helix, Mr. Arriaga held roles in financial accounting and controllership at Weatherford International from 2015 to 2017, Citigroup, Inc. from 2006 to 2015, and Credit Suisse Group from 2004 to 2006. Mr. Arriaga began his career as an auditor at KPMG LLP in 1997. Mr. Arriaga holds a Bachelor of Business Administration in Accounting from the University of Texas at Austin and a Master of Business Administration from Rice University, Jesse H. Jones Graduate School of Business, where he was a Jones Scholar. Mr. Arriaga is a Certified Public Accountant in the State of Texas and is a Chartered Financial Analyst.

Qualifications & Skills:
Mr. Arriaga has comprehensive knowledge of the financial and operational sides of the exploration and production business and experience as an accounting executive and Certified Public Accountant,  which is of considerable value in his service as Chairman of the Audit Committee.

Rebecca Bayless, 52
Independent Director Since: January 2022	Committees: Nominating and Corporate Governance (Chair), Audit, Compensation

Ms. Bayless was appointed as an independent director on January 25, 2022.  Ms. Bayless has over 25 years of experience in oil and gas industry. Ms. Bayless has been an integral part of three start-up private equity company management teams in the roles of CFO, CAO and Controller.  Within these roles, she also took each of these companies to their liquidity exits through either asset sales, IPO or merger into a public company.  These include serving as the CAO of Indigo Natural Resources LLC from 2016 to 2021, Controller of Energy Resource Technology, a subsidiary of Helix Energy Solutions, from 2004 – 2006, and Controller of Prize Energy Company from 1999 – 2001. Additionally, Ms. Bayless has also served in various accounting roles with other public and private companies that include Pioneer Natural Resources and Merit Energy Company. Ms. Bayless holds a B.S. Degree in Accounting from Arkansas State University and is a licensed CPA in the State of Texas. Ms. Bayless serves on the Board of Trustees for The John Cooper School, The Club at Carlton Woods, The Houston Producers Forum, as their 2022 President, and the Inspire Film Festival since its formation in 2016. Within these organizations she also leads or serves on the finance committees for each of them. Ms. Bayless is a member of the Texas Society of Certified Public Accountants.

Qualifications & Skills:
Ms. Bayless brings over 25 years of experience in the oil and gas industry and extensive leadership roles in corporate finance, accounting, and treasury are key attributes that make her well qualified to serve as a director on our Board and as a member of the Audit Committee.

E. Wayne Nordberg, 83
Independent Director Since: February 2021	Committees: Compensation (Chair), Audit, Nominating and Corporate Governance

E. Wayne Nordberg was appointed as an independent director on the Board of Riley Permian upon the closing of our merger with REP LLC in February 2021. Mr. Nordberg is currently the Chairman and Chief Investment Officer of Hollow Brook Wealth Management, LLC, a private investment management firm serving family offices, foundations, charities and pensions, and has served in such position since 1995. He has over 50 years of experience in investment research and portfolio management. From 2003 to 2007, Mr. Nordberg was a Senior Director at Ingalls & Snyder LLC, a privately owned registered investment advisor. He also formerly served on the Board of Directors of Lord, Abbett & Co., a mutual fund family, from 1988 to 1998. Mr. Nordberg also serves as an independent director of The Reeves Utility Income Fund, a $1 billion closed end investment trust listed on the NYSE, specializing in energy companies.

Qualifications & Skills:
Mr. Nordberg has decades of experience in leadership roles with private equity and investment management firms in the energy sector, which provides him with a comprehensive understanding of the Company’s business, finance and operations. Additionally, Mr. Nordberg has served as a director with other public companies, which is particularly beneficial to his service on the Board.

Beth di Santo, 49
Director Since: September 2021	General Counsel and Corporate Secretary

Ms. di Santo was appointed as Corporate Secretary on February 26, 2021 and as a director on September 1, 2021. Ms. di Santo has served as outside legal counsel for the Company and its predecessor since 2016. She is an attorney with over 20 years of experience in corporate and securities law. She provides oversight on legal matters, corporate governance and compliance issues, as well as handling corporate transactional matters. Ms. di Santo started her legal career as a Corporate Finance Attorney in the New York office of Clifford Chance US LLP in 1999 where she represented a variety of clients in a wide range of transactional, corporate governance and securities matters. In 2008, she founded di Santo Law PLLC to continue her corporate and securities practice. Ms. di Santo received her Juris Doctor, Magna Cum Laude, from the University of Miami School of Law, where she served on the Editorial Board of the Miami Law Review. She graduated with a Bachelor of Arts in Political Science and Economics from the University of Miami.

Qualifications & Skills:
Ms. di Santo brings over 20 years of expertise as a corporate finance attorney and, through her service as the Company’s legal counsel, deep insight and knowledge of our structure, operations and long term strategic objectives. Additionally, Ms. di Santo has significant experience with legal aspects of corporate governance through her representation of the board of directors of numerous public companies. Her expertise, combined with her legal expertise, provides the Board with a valuable combination of Company-specific experience and insight on various legal and governance matters.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our business and affairs are managed under the direction of our Board. The Board’s corporate governance guidelines (the “Corporate Governance Guidelines”) establish the Company’s governance framework. The Corporate Governance Guidelines address the structure and operation of the Board, including matters related to Board meetings; director independence; tenure; outside board memberships; the role of the Board’s Chairman; membership on Board Committees; and Board and Committee performance evaluations. Additionally, the Company adopted a Charter for each of the Committees of the Board. The Company’s governance guidelines and policies are reviewed and updated periodically, in light of changing regulations, evolving best practices and stockholder feedback.

Codes of Business Conduct and Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics applicable to our employees, directors and officers and a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer and controllers, in accordance with applicable U.S. federal securities laws and the NYSE American Company Guide. Any waiver of these codes may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the NYSE American rules. In accordance with good corporate governance practices, we periodically review and revise these documents as necessary.

Board Risk Assessment and Control

Our Board oversees an enterprise-wide approach to oil and gas industry risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long term organizational performance and enhance stockholder value. The Board meets regularly with senior management, including the executive officers, to discuss strategy and risks facing the Company. Senior management attends the quarterly meetings of the Board, as well as certain committee meetings, in order to review impacts to our operations and address any questions or concerns raised by directors on risk management and any other matter.

It is the Board’s responsibility to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. While our Board has the ultimate oversight responsibility for the risk management process, other committees of our Board also have responsibility for specific risk management activities. In particular, the Audit Committee focuses on financial risk, including internal controls, and oversees compliance with regulatory requirements. In setting compensation, the Compensation Committee approves compensation programs for the officers and other key employees to encourage an appropriate level of risk-taking behavior consistent with our business strategy.

More information about the Company’s corporate governance practices, guidelines, policies and procedures is available on the Company’s website under the heading “About—Governance” at www.rileypermian.com/about/governance.

Combined Chairman and CEO Roles

The Board does not have a policy on whether or not the roles of Chairman of the Board and CEO should be separate or combined and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The directors serving on our Board possess considerable professional and industry experience, significant and diverse experience as directors of both public and private companies and a unique knowledge of the challenges and opportunities that Riley Permian faces. As such, the Board believes that it is in the best position to evaluate the needs of Riley Permian and to determine how best to organize Riley Permian’s leadership structure to meet those needs.

The Board believes that the most effective leadership structure for Riley Permian at the present time is for Mr. Bobby D. Riley to serve as both Chairman of the Board and CEO. This model has succeeded because it makes clear that the Chairman of the Board and CEO is responsible for managing our business, under the oversight and review of our Board. This structure also enables our CEO to act as a bridge between management and the Board, helping both to act with a common purpose.

While the Board retains the authority to separate the positions of Chairman and CEO if it deems appropriate in the future, the Board believes the combined role of Chairman and CEO is currently effective. Combining these roles places one person in a position to guide the Board in setting priorities for Riley Permian and in addressing the risks and challenges we face. The Board believes that, while each of its directors brings a diversity of skills and perspectives to the Board, Mr. Riley, by virtue of his day-to-day involvement in managing Riley Permian, is best suited to perform this unified role.

The Board believes there is no single organizational model that is the best and most effective in all circumstances. As a result, the Board periodically considers whether the offices of Chairman and CEO should continue to be combined and who should serve in such capacities. The Board will continue to reexamine its corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

Direct Communications with our Board

Stockholders and other interested parties desiring to communicate with our Board, or any director in particular, may do so by mail addressed as follows: Attn: Board of Directors, Riley Exploration Permian, Inc., 29 East Reno Ave., Suite 500, Oklahoma City, OK 73104. Our Chief Executive Officer or Chief Financial Officer reviews each such communication received from stockholders and other interested parties and will forward the communication, as appropriate and reasonably practicable, to the Board (or individual director) for consideration should the communication fall within the scope of matters generally considered by our Board.

Board of Directors

Meetings and Attendance

During the 2021 fiscal year, in addition to meeting informally on a regular basis and actions taken without a meeting by written consent, our Board held four meetings, our audit committee held four meetings, and our compensation committee held two meetings. Each board member attended at least 75% of the aggregate number of board of directors’ meetings and meetings of committees on which the director served.

Non-employee directors of the Board meet in executive session from time to time at the Board’s regularly scheduled meetings, without any management directors and any other members of the Company’s management who may otherwise be present. These executive sessions are led by one of our independent directors.

We encourage, but do not require, our directors to attend annual meetings of stockholders. At our 2020 Annual Meeting of Stockholders held on December 1, 2020, all of the then-serving members of our Board attended.

Director Independence

As required under the listing standards of the NYSE American exchange (“NYSE American”), as a “smaller reporting company,” at least 50% of the directors serving on our Board must qualify as independent, as affirmatively determined by our Board. In assessing director independence, the Board considered, among other matters, the nature and extent of any business relationships, including transactions conducted, between (i) the Company and each director, (ii) the Company and an immediate family member of a director and (iii) the Company and any organization for which one of our directors or an immediate family member is a director or executive officer or with which one of our directors or an immediate family member is otherwise affiliated. Based on this evaluation, our Board has determined that Bryan H. Lawrence, E. Wayne Nordberg, Brent Arriaga and Rebecca Bayless are each an independent director, as that term is defined in the listing standards of the NYSE American.

Board Committees

Our Board has the authority to appoint committees to perform certain management and administrative functions. Our Board has established a Compensation Committee, an Audit Committee, and a Nominating and Corporate Governance Committee (“Nominating Committee”). Our Board has determined that the Compensation Committee, Audit Committee and Nominating Committee are comprised entirely of independent directors as currently required under the listing standards of the NYSE American and applicable rules and requirements of the SEC.

We have adopted written charters for each of these committees. Current copies of all committee charters appear on the governance section of our website at www.rileypermian.com under the heading “About—Governance” and are available in print upon written request to Riley Exploration Permian, Inc., 29 East Reno Ave., Suite 500, Oklahoma City, OK 73104, Attention: Corporate Secretary.

Audit Committee

The primary function of the Company’s audit committee (the “Audit Committee”) is to assist our Board in its general oversight of our company’s corporate accounting, financial reporting, internal control and audit functions. The Audit Committee’s main duties include recommending a firm of independent registered public accountants to audit the annual financial statements, reviewing the independent auditor’s independence, the financial statements and their audit report and reviewing management’s administration of the system of internal accounting controls.

To assist the Audit Committee in fulfilling its duties, our management provides the committee with information and reports as needed and requested. Our Audit Committee also has access to our general counsel and has the ability to retain outside legal counsel or other experts at its sole discretion if it deems such action to be necessary.

Prior to our merger in February 2021, Matthew K. Behrent and Richard M. Thon were the members of the Audit Committee. Mr. Behrent was the Chairman of the Committee. Following our merger in February 2021, the members of our Audit Committee were director-nominees Brent Arriaga (Chairperson) and E. Wayne Nordberg. Rebecca Bayless, a director-nominee, was added as a member of the Audit Committee upon her appointment to the Board in January 2022. The Board has determined that Mr. Arriaga is an “audit committee financial expert” as defined in the applicable SEC rules. All of our current Audit Committee members and each member who served on the committee in fiscal 2021 is considered to be an “independent director” as defined in the NYSE American Company Guide.

It is intended that, if elected as directors in 2022, each of Brent Arriaga, E. Wayne Nordberg and Rebecca Bayless will continue to serve as members of the Audit Committee with Mr. Arriaga again serving as the Chairman of the Committee.

Compensation Committee

Our compensation committee charter provides that our compensation committee (the “Compensation Committee”) will review the recommendations of our CEO and make recommendations to the Board for the annual base salary, cash bonuses, incentive compensation levels, employment agreements and benefits for the CEO and other key executives as well as equity-based compensation awarded to any employee. The Compensation Committee charter provides that the committee may retain consultants and advisors to advise the committee on compensation issues requiring outside expertise. The Compensation Committee may also consult with our audit committee and our independent auditors for the purpose of reviewing any calculations required under any company incentive compensation plans. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

Prior to our merger in February 2021, Matthew K. Behrent and Richard M. Thon were the members of Compensation Committee. Mr. Thon was the Chairman of the Committee. Following our merger in February 2021, the members of our Compensation Committee were director-nominees E. Wayne Nordberg (Chairperson) and Brent Arriaga. Rebecca Bayless, a director-nominee, was added as a member of the Compensation Committee upon her appointment to the Board in January 2022. All of our current Compensation Committee members and each member who served on the committee in fiscal 2021 is considered to be an “independent director” as defined in the NYSE American Company Guide.

It is intended that, if elected as directors in 2022, each of Brent Arriaga, E. Wayne Nordberg and Rebecca Bayless will continue to serve as members of the Compensation Committee with Mr. Nordberg again serving as the Chairman of the Committee.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee, including anyone who served as a member during 2021, is a former or current officer or employee of our company or is an executive officer of another company where an executive officer of our company serves as a director.

Nominating and Corporate Governance Committee

The principal function of the Nominating and Corporate Governance Committee (the “Nominating Committee”), is to: (i)assist the Board by identifying individuals qualified to become members of the Board, consistent with the criteria approved of by the Board, and recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies on the Board and (ii) advise the Board and make recommendations regarding appropriate corporate governance practices and assist the Board in implementing those practices.

The Company is committed to diversity in its leadership and when considering candidates for election to the Board, the Nominating Committee seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of industry knowledge, experience and expertise, experience and familiarity with accounting and finance, astute business judgement, and with a reputation for integrity.

Additionally, as part of the search process for each new director, the Nominating Committee actively seeks out women and minority candidates to include in the pool from which Board nominees are chosen. The Nominating Committee reviews its effectiveness in this regard in connection with the annual Board evaluation, recognizes the value of having diverse backgrounds represented, and when determined to be an appropriate time to make changes or add directors to the Board, will give serious consideration to qualified candidates from diverse backgrounds. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and be selected based upon contributions that they can make to the Company.

In identifying prospective director candidates, the Nominating Committee may seek referrals from its members, management, stockholders and other sources. The Nominating Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. Because the Nominating Committee believes that director nominees should be considered on a case-by-case basis on each nominee’s merits, regardless of who recommended the nominee, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by stockholders. The Nominating Committee shall give the same consideration to candidates for director nominees recommended by Company stockholders as those candidates recommended by others.

Following our merger in February 2021, the Board established the Nomination Committee with then-serving independent directors, E. Wayne Nordberg and Brent Arriaga. Rebecca Bayless, a director-nominee, was added as a member of the Nominating Committee upon her appointment to the Board in January 2022. All of our current Nominating Committee members and each member who served on the Nominating Committee in fiscal 2021 is considered to be an “independent director” as defined in the NYSE American Company Guide.

It is intended that, if elected as directors in 2022, each of Brent Arriaga, E. Wayne Nordberg and Rebecca Bayless will continue to serve as members of the Nominating Committee with Rebecca Bayless serving as the Chairman of the Nominating Committee.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of all of our executive officers. Our executive officers are appointed by our Board and serve until their death, resignation, or removal by our Board.

Name	Age	Position
Bobby D. Riley(1)	66	Chief Executive Officer and Chairman of the Board of Directors
Kevin Riley	40	President
Philip Riley	47	Chief Financial Officer and Executive Vice President - Strategy
Amber Bonney	47	Chief Accounting Officer
Corey Riley	42	Executive Vice President - Business Intelligence
Michael Palmer	41	Executive Vice President - Corporate Land
Beth di Santo(1)	49	General Counsel and Corporate Secretary

(1)	Biographical information for each of Bobby D. Riley and Beth di Santo is set forth above in “Proposal No. 1: Election of Directors.”

The following provides summary biographical information regarding the experience of our executive officers, except as noted above.

Kevin Riley, 40
President
Kevin Riley was appointed as President of Riley Permian upon the closing of our merger with REP LLC in February 2021. Prior to that he had served as REP LLC’s Executive Vice President and Chief Operating Officer since June 2016. Prior to joining REP LLC, Mr. Riley served in various roles, including Chief Operating Officer of Riley Exploration Group, Inc. (“REG”) from when it was founded in 2012 through 2016. He led the successful acquisition and development of REG’s +50,000 acres located across three active operating areas: the Permian Basin, Eagle Ford Shale and Arkoma-Woodford Shale. From 2007 to 2012, Mr. Riley was the Chief Operating Officer of REX. Mr. Riley co-founded REX in 2007, which developed early entrant positions into the Wolfberry trend of the Permian Basin and the Eagle Ford Shale in Karnes County. He had direct oversight of REP’s land, drilling, completion and production activities, which included more than 70,000 acres under lease and +50 operated horizontal wells  via a multi-rig drilling program. Mr. Riley holds a degree in Business Administration from the University of Central Oklahoma and a Master of Business Administration with emphasis in Energy from the University of Oklahoma. He is a member of the Independent Petroleum Association of America, American Association of Petroleum Landmen and the Society of Petroleum Engineers.

Philip Riley, 47
Chief Financial Officer and Executive Vice President - Strategy
Philip Riley was appointed as Riley Permian’s Chief Financial Officer on September 1, 2021.  Previously, he served as the Company’s Executive Vice President - Strategy beginning in March 2021. Mr. Riley has more than 20 years of experience across energy and other industries  as  an  executive  officer,  investor,  and  strategic  advisor.  Prior  to  joining  the  Company,  he  served  as  Managing  Director  of  private  capital  funds  Bluescape  Energy  Partners  (“Bluescape”) beginning  May  2015  and  Parallel  Resource  Partners  (“Parallel”)  beginning  in  November  2012,  where  he  formulated  investment  strategies,  sourced  investment  opportunities,  and  managed  existing  investment operations and performance. Mr. Riley has served as an officer or director of 16 companies, including as Bluescape’s designated director for REP LLC. Prior to Bluescape and Parallel, he served as an investment banker at Imperial Capital, Lazard Ltd. and Petrie Parkman. During 12 years of strategic advisory experience, Mr. Riley advised companies, private investors, lenders, and other creditors in a variety of domestic and international M&A, financing and restructuring transactions exceeding $135 billion in value. Mr. Riley earned a Bachelor of Business Administration from the University of Texas at Austin, with majors in the Business Honors Program and Finance.

Amber Bonney, 47
Chief Accounting Officer
Amber Bonney was appointed as Riley Permian’s Chief Accounting Officer on August 31, 2021. She has over 20 years of experience in accounting with more than 15 years in the oil and gas industry. Prior to joining the Company, Ms. Bonney was a principal at ANB Consulting LLC since January 2020, served as Chief Accounting Officer and Vice President of Accounting for Roan Resources, Inc. since 2018, and served as Controller at Permian Resources, LLC starting in 2015. From 2006-2015, Ms. Bonney served in various roles within the Internal Audit and Accounting areas at public oil and gas companies. Prior to her roles in the oil and gas industry, Ms. Bonney spent over 7 years in the audit practice at PricewaterhouseCoopers LLP. Ms. Bonney received her Bachelor of Business Administration degree in Accounting and Finance from the University of Oklahoma and is a Certified Public Accountant.

Corey Riley, 43
Executive Vice President - Business Intelligence
Corey Riley was appointed Riley Permian’s Executive Vice President - Business Intelligence upon the closing of our merger with REP LLC. Previously, he served as Executive Vice President - Business Intelligence of REP LLC in April 2021. Mr. Riley is responsible for the strategies and technologies used by the organization to collect, integrate and analyze business information to support the organizations strategic decisions. Mr. Riley has a diverse experience in technology, accounting, finance, corporate planning, management and executive leadership. Prior to joining REP LLC, he was the Chief Financial Officer of Riley Exploration Group, Inc. (“REG”) from when it was founded in 2012 through mid-2015 when he was promoted to President and served in that role through 2019. Mr. Riley co-founded REX in 2007, the predecessor to REG and was involved with the company until 2012. Mr. Riley holds a bachelor’s degree in Biology from the University of Central Oklahoma and a Master of Business Administration with a focus in Technology from Oklahoma Christian University.

Michael Palmer, 41
Executive Vice President - Corporate Land
Michael Palmer was appointed as the Company’s Executive Vice President - Corporate Land upon the closing of our merger with REP LLC in February 2021. Previously, he served as Executive Vice President - Corporate  Land for  REP LLC since April 2017. Prior to joining REP LLC, Mr. Palmer worked for Continental Resources, Inc. as Manager over their Mid-Continent mineral acquisition company and previously as Land Supervisor of its Bakken assets in North Dakota and Montana. He was employed more than 10 years in similar capacities at SandRidge Energy, Inc., Encore Acquisition Company and Hanna Oil & Gas, working predominately in the Permian Basin as well as Montana, Kansas, Oklahoma and Arkansas. Mr. Palmer holds a B.B.A. in Energy Management and Finance from the University of Oklahoma and is an active member of the AAPL and OCAPL.

EXECUTIVE COMPENSATION

Overview

The following discussion provides information about the compensation program for our principal executive officer and certain other highly-compensated executive officers identified in the “Summary Compensation Table” below (collectively, the “named executive officers” or “NEOs”), and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This discussion provides a general description of the material elements of our compensation program and specific information about its various components. Unless otherwise noted, the information presented in this “Executive Compensation” section describes the compensation of our named executive officers for the period between our merger on February 26, 2021 and the fiscal year ended September 30, 2021 combined with the compensation information of the named executive officers employed by REP LLC, our accounting predecessor, prior to our merger.

We are currently considered a smaller reporting company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our chief executive officer and our two other most highly compensated executive officers as of fiscal year end. We refer to such executive officers, as listed below, as our “named executive officers” for the year ended September 30, 2021.

The following disclosures may contain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Named Executive Officers

Name	Principal Position in 2021
Bobby D. Riley	Chief Executive Officer
Kevin Riley	President
Philip Riley	Chief Financial Officer and Executive Vice President - Strategy
Corey Riley	Executive Vice President - Business Intelligence

Summary Compensation Table

The following table sets forth the compensation and benefits that were paid to or earned by our named executive officers for fiscal years 2020 and 2021, to the  extent that such individuals were named executive officers for such year.

Name and Principal Position	Year	Base Salary ($)	Annual Bonus ($)	Equity Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Bobby D. Riley	2021	$428,338	$125,982	$2,600,080	$42,085	$3,196,485
Chief Executive Officer	2020	$500,870	$247,073	$410,686	$43,874	$1,202,503
Kevin Riley	2021	$355,461	$87,524	$1,578,973	$37,885	$2,059,843
President	2020	$347,973	$171,650	$285,368	$38,341	$843,331
Philip Riley	2021 (3)	$188,308	$-	$500,396	$18,933	$707,638
Chief Financial Officer and
Executive Vice President - Strategy
Corey Riley	2021	$360,500	$54,075	$930,082	$39,185	$1,383,842
Executive Vice President - Business	2020	$360,062	$106,752	$125,911	$36,997	$629,723
Intelligence

(1)
The amounts reported in this column represent the grant date fair value of the equity awards of restricted stock granted, calculated in accordance with FASB ASC Topic 718. The following table provides additional information about these equity awards granted to our named executive officers during the fiscal years presented.

Name	Purpose	Grant Date	Fiscal Year Recognized	Shares of Stock	Grant Date Fair Value
Bobby D. Riley	Transaction-Related One-Time Award	3/15/2021	2021	64,727	$1,876,436	(a)
	Fiscal Year 2020 LTIP Bonus	10/1/2020	2021	33,957	$468,607	(b)
	One-Time Compensation Restructuring	10/1/2020	2021	18,481	$255,038	(c)
	Fiscal Year 2019 LTIP Bonus	2/1/2020	2020	33,227	$410,686	(b)

Kevin Riley	Transaction-Related One-Time Award	3/15/2021	2021	43,151	$1,250,947	(a)
	Fiscal Year 2020 LTIP Bonus	10/1/2020	2021	23,770	$328,026	(b)
	Fiscal Year 2019 LTIP Bonus	2/1/2020	2020	23,088	$285,368	(b)

Philip Riley	Sign-on Award	3/15/2021	2021	17,261	$500,396	(a)

Corey Riley	Transaction-Related One-Time Award	3/15/2021	2021	21,576	$625,488	(a)
	Fiscal Year 2020 LTIP Bonus	10/1/2020	2021	22,072	$304,594	(b)
	Fiscal Year 2019 LTIP Bonus	2/1/2020	2020	10,187	$125,911	(b)

(a)	Represents awards of restricted stock which vested on April 1, 2021.

(b)
Represents awards of restricted stock/units, which vest in equal installments over three years, beginning on the first anniversary of the grant date. Amounts here reflect the substitute awards that were issued to holders of restricted units and give effect to the adjustment resulting from the 1-for-12 reverse stock split.

(c)
In an effort to conserve cash and increase stockholder alignment during the COVID-related downturn of 2020, the Board and Mr. Bobby D. Riley agreed to reduce Mr. Bobby D. Riley’s salary for three years in exchange for the equivalent of 18,481 shares of restricted stock.

(2)
The amounts reported in this column consists of Company matching contributions of eligible salary into the Company's sponsored 401(k) plan, subject to IRS and plan limits, and portion of insurance benefits that is paid by the Company.

(3)	Mr. Philip Riley joined Riley Permian as Executive Vice President - Strategy in March 2021 and was appointed Chief Financial Officer in September 2021.

Components of Executive Compensation

The following table provides a general description of the material elements of our compensation program and specific information about its various components.

Component	Payout	Objectives	Criteria to Determine Value

Base Salary	Cash	• Compensate our executive officers for their experience and expertise • Compete for talent with comparable companies in the oil and gas industry
Base salaries are evaluated and determined annually based on Company and individual results, overall responsibilities of each officer, expertise required in execution of the position and comparable peer company ranges.

Annual Bonus	Cash
•      Motivate our executive officers to achieve the Company’s short-term business goals and objectives

•      Reward achievement of the  Company’s operational performance metrics aligned with long term business objectives

•      Reward our officers for individual performance that demonstrates the application of targeted competencies

Cash bonus payments are a variable component of the Company’s compensation that is designed to reward employees for achieving critical operational, financial and strategic goals

The Compensation Committee annually evaluates and determines the annual operational performance metrics that align with long term value creation. Subjective job responsibility performance goals of each officer are  reviewed to ensure achievement of targeted competencies are rewarded.

For our NEOs with employment agreements, the target annual cash bonus is 50% of base salary. For our other employees, the annual equity award is at the discretion of the Compensation Committee and the Board based on the criteria described herein.

Long Term Incentive Plan (“LTIP”)	Restricted Stock
•      Motivate achievement of long term goals of the Company

•      Retain and attract key officers who perform over a longer time period

•      Encourage our executive officers to create long term value for the Company’s stockholders

•      Promote pay-for-performance by aligning our executive officers with stockholders through meaningful ownership interests in the Company

LTIP equity awards are determined by the Compensation Committee and the Board based on overall performance of the Company, individual job performance and macro-economic considerations.

Additional criteria includes long term retention objectives, alignment with business strategy and stockholder value creation.

For our NEOs with employment agreements, the target annual equity award is 100% of base salary. For our other employees, the annual equity award is at the discretion of the Compensation Committee and the Board based on the criteria describe herein.

Narrative to Summary Compensation Table

Objectives and Philosophy of Our Executive Compensation Program

Our executive compensation program is designed to attract and retain highly qualified executives and to motivate them to maximize stockholder return. We strive to achieve a balance between cash and non-cash compensation similar to that of our peers and believe a significant portion of the compensation for each of our named executive officers should be incentive-based to emphasize a pay-for-performance philosophy. Therefore, overall compensation levels and incentive pay levels vary based on the achievement of company-wide performance objectives and individual performance. The Compensation Committee from time to time adjusts and/or replaces objectives and assigns relative weights or rankings to the applicable factors, but also from time to time makes subjective determinations of compensation levels based upon a consideration of all of these factors.

Employment, Severance or Change in Control Agreements

We, through Riley Permian or our subsidiaries, maintain substantially similar written employment agreements with each of our named executive officers, all of which were entered into in April 2019 (except for the employment agreements for Messrs. Philip Riley and Corey Riley, each of which became effective on March 15, 2021). The following description is intended as a summary of the employment agreements. The initial term of the employment agreements is three years, each with automatic annual renewals thereafter. Each of these employment agreements sets forth the initial terms and conditions of employment of each named executive officer, including base salary, target annual cash bonus opportunity, target annual equity award opportunity, standard employee benefit plan participation, severance and change in control benefits. Each employment agreement also includes certain restrictive covenants that (i) will subject the executives to any “clawback” or similar policy hereafter adopted by the Company to comply with applicable law, (ii) prohibit  the executives from disclosing information that is confidential to the Company and (iii) prohibit the executives in certain circumstances from competing with our company or soliciting any employees of our company for a specified period following termination of their employment. Effective October 1, 2020, the employment agreement for Mr. Bobby D. Riley was amended to reduce his annual base salary for a period of three years, increase the target percentage for his annual equity award, increase his separation payment upon the occurrence of certain events and in consideration for a one-time special equity award that was granted on October 1, 2020.

Setting Executive Compensation

On behalf of our Board, the Compensation Committee reviews and evaluates all compensation for our executive officers, including our compensation philosophy, policies and plans. The Board has final approval of all compensation decisions made by the Compensation Committee with respect to our senior executive officers, unless and to the extent that a certain decision or element of compensation has been fully delegated to the Compensation Committee. Our Chief Executive Officer also typically plays an important role in the executive compensation process, including evaluating the other executive officers and assisting in the development of performance goals, although the Compensation Committee or the Board, as applicable, has the final decision-making authority over compensation decisions. The Compensation Committee takes into consideration our named executive officers’ total compensation, including base salary, annual incentives and long term incentives, both cash and equity, when considering market-based adjustments to our named executive officers’ compensation.

The Compensation Committee also has the authority to retain a compensation consultant from time to time, as further described above under the heading “Corporate Governance and Our Board—Compensation Committee,” to review our compensation policies and programs to determine our competitiveness within the oil and gas industry and advise the Compensation Committee as to whether modifications should be adopted in order to attract, motivate and retain key employees.

To create our Peer Group, we considered companies with similar revenue, reserves, production, market capitalization, enterprise value, region, capital expenditures, and the daily dollar value of stock trading. We also believe that we compete with these companies for executive talent:

Berry Corp.	Northern Oil and Gas, Inc.
Earthstone Energy, Inc.	Ranger Oil Corporation
Goodrich Petroleum Corporation	SilverBow Resources, Inc.
Laredo Petroleum Inc.	W&T Offshore, Inc.

Elements of our Executive Compensation Program

Base Salary

Base salary is the fixed annual compensation the Company pays to each of its named executive officers for carrying out  their specific job responsibilities. Base salaries are a major component of the total annual cash compensation paid to the Company’s named executive officers. Base salaries are determined after taking into account many factors, including (a) the responsibilities of the officer, the level of experience and expertise required for the position and the strategic impact of the position; (b) the need to recognize each officer’s unique value and demonstrated individual contribution, as well as future contributions; (c) the performance of the Company and each officer; and (d) salaries paid for comparable positions in similarly-situated companies.

The Company’s management team and Compensation Committee reviews the base salaries for each named executive officer periodically as well as at the time of any promotion or significant change in job responsibilities and, in connection with each review, Company’s board of directors considers individual and company performance over the course of the relevant time period. The Company’s board of directors and Compensation Committee has historically made adjustments to base salaries for named executive officers upon consideration of any factors that it deems relevant, including but not limited to: (a) any increase or decrease in the named executive officer’s responsibilities, (b) the named executive officer’s job performance, and (c) the level of compensation paid to senior executives of other companies with whom the Company competes for executive talent, as estimated based on publicly available information and the experience of members of the Company’s Board.

Annual Cash Bonuses

The Company’s employment agreements for our named executive officers provide for target annual cash bonuses of up to 50% of base salary. In making its recommendation to our board for the amount of the annual cash bonuses, the Compensation Committee, in consultation with the Chief Executive Officer, evaluates overall Company performance and relative stockholder return, the value of similar awards to executive officers at comparable companies, and the awards historically given to the named executive officers.

The Compensation Committee retains the flexibility to recommend certain adjustments to the awards recommended by the Chief Executive Officer for all employees, including our named executive officers, within the overall parameters of the applicable employment agreements and established compensation objectives, to better recognize the impact of their general contributions to the Company’s success, individual strengths and the individual efforts that each individual officer exerted on our behalf during the fiscal year.

The Compensation Committee annually reviews and approves the performance metrics and quantitative goals and/or comparative analysis that make up the cash incentive bonus awards. The performance metrics and quantitative goals are reviewed annually by the Compensation Committee with input from our executive officers, advice from retained experts, when deemed appropriate, and adjusted, as needed, in order to reflect our current structure and operations.

Annual Equity Awards

The Company’s employment agreements with our named executive officers provide for a target annual equity award of 100% of base salary, except that Mr. Bobby D. Riley is eligible to receive a target annual equity award equal to up to 120% of his annual base salary. The Company also includes annual equity awards as part of the compensation for other employees. The criteria to determine the amount of the annual equity awards is determined in the discretion of the Company’s Board upon consultation with the Compensation Committee.

Other Compensation Matters

Tax and Accounting Considerations

In setting the components of our executive compensation program, our Board and the Compensation Committee considers the impact of the following tax and accounting provisions:

Code Section 162(m). Prior to January 1, 2018, Section 162(m) of the Code generally disallowed a tax deduction by public companies for compensation over $1 million paid individually to covered employees, as defined in the Code. Qualifying performance-based compensation was not subject to the deduction limit if certain requirements were met. The Tax Cuts and Jobs Act of 2017 (the “TCJA”) eliminated the qualified performance-based compensation exception to the $1 million annual deduction limit and made certain other changes that expand the pool of covered employees, in each case for tax years beginning on or after January 1, 2018. Tax deductibility is only one factor considered by the Committee in making compensation decisions that are in the best interest of the Company and our stockholders.

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation” (“ASC Topic 718”). ASC Topic 718 requires a public company to measure the cost of employee services received in exchange for an award of equity based on the grant date fair value of the award. Our equity awards to the Named Officers (and to our other employees) are structured to maintain the appropriate accounting treatment.

Code Section 409A. Section 409A of the Code provides that deferrals of compensation under a nonqualified deferred compensation plan or arrangement are to be included in an individual’s current gross income to the extent that such deferrals are not subject to a substantial risk of forfeiture and have not previously been included in the individual’s gross income, unless certain requirements are met. We structure our equity compensation plans, change of control agreements, severance plans and agreements and other incentive plans and agreements, each to the extent they are subject to Section 409A, to be in compliance with Section 409A. We do not currently grant any discounted SARs to which Section 409A may apply.

Code Sections 280G and 4999. The change of control agreements in effect for our executive officers provide that, upon a change of control, we will either (i) reduce the amount of severance benefits otherwise payable to the executive officer so that such severance benefits will not be subject to excise tax for purposes of Code Sections 280G and 4999 or (ii) pay the full amount of severance benefits to the executive officer (but with no tax “gross-up”), whichever produces the better after-tax result for the executive officer (often referred to as the “best-of-net” approach).

Policies Regarding Stock Transactions

Insider Trading Policy

Under the Company’s Insider Trading Policy, directors, officers, employees, and their family members are prohibited from trading in the Company’s stock when in possession of material, non-public information about the Company. In addition to our Insider Trading Policy, all transactions involving the Company’s stock must comply with the Company’s Code of Business Conduct and Ethics and applicable law, including the public reporting provisions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Anti-Hedging Policy Statement

The Company’s Insider Trading Policy also prohibits executive officers, directors and other employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to, or have the effect of, hedging or offsetting any decrease in the market value of the Company’s securities.

Pledging of Shares

The Company does not have a policy prohibiting our executive officers and directors from pledging fully vested shares granted under the Company’s long term incentive plan adopted in 2021 (the “LTIP”) as collateral for personal loans. The Company’s policy to provide the ability of our executive officers and directors to pledge their shares is inherently related to the Company’s compensation structure, which includes equity awards under our LTIP as a significant component of total compensation. We believe equity awards are an important tool to promote long-term retention of our executive officers. Moreover, providing these individuals flexibility in financial planning without having to rely on the sale of their shares aligns their interests with those of our stockholders by increasing compensation as stockholder value increases.

In order to mitigate the risk of possible forced sales of pledged shares, the LTIP prohibits the pledging of any shares of restricted stock granted to our directors and executive officers. We believe that this restriction is an effective means to limit the maximum aggregate loan amount collateralized by such pledged stock. We have confirmed that each of our directors and executive officers who have pledged stock are and have been compliant with this policy since our last confirmation.

See “Security Ownership of Certain Beneficial Owners and Management” below for information regarding any shares pledged by our directors or executive officers as of January 26, 2022 however, such pledging does not indicate the extent to which there may be actual borrowings against such shares as of such date.

Long Term Incentive Plan

Our employees, including our named executive officers, as well as directors and consultants, are eligible to participate in the LTIP. The equity awards granted under the LTIP are intended to act as a long term retention tool and align employee and stockholder interests by increasing compensation as stockholder value increases.

Restricted stock awards under this program represent awards of actual shares of our common stock that provide for vesting in three equal installments over three years following the grant date, contingent upon continued employment. We believe that awards of restricted stock provide a significant incentive for the named executive officers to achieve and maintain high levels of performance over multi-year periods, and strengthen the connection between executive and stockholder interests. We believe that restricted shares are a powerful tool for helping us retain executive talent. The higher value of a share of restricted stock in comparison to a stock option allows us to issue fewer total shares in order to arrive at a competitive total long term incentive award value. Furthermore, we believe that the use of restricted stock reflects competitive practice among companies with whom we compete for executive talent.

Time-based restricted stock awards granted to the applicable named executive officers were still outstanding at the end of the 2021 fiscal year, therefore they are reflected in the Outstanding Equity Awards at  Fiscal 2021 Year End table below.

Change of Control and Severance Agreements

As noted above, we maintain substantially similar employment agreements with each of our named executive officers that provide for severance compensation in connection with certain triggering events relating to a change of control of our company and/or termination of employment. We believe these arrangements mitigate a potential disincentive for our named executive officers when they are evaluating a potential acquisition of the company, particularly when their services may not be required by the acquiring entity. In such a situation, we believe that these arrangements are necessary to encourage retention of our named executive officers through the conclusion of the transaction, and to ensure a smooth management transition. We believe that the level of benefits provided under these agreements is reasonable relative to market practice and helps us to attract and retain key talent. Change of control payments and benefits for our named executive officers are based on a “double-trigger” arrangement (that is, they require both a change in control of the company plus a qualifying termination of employment before payments and benefits are paid). We have provided more information about these benefits below under “Potential Payments upon Termination or Change in Control.”

Clawback Policy

We have not adopted a formal clawback policy to recoup incentive based compensation upon the occurrence of a financial restatement, misconduct, or other specified events. However, under the terms of our equity compensation plans, awards thereunder and any compensation associated therewith may be subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law, and any award agreement may be unilaterally amended by the compensation committee to comply with any such clawback policy. We are currently evaluating the practical, administrative and other implications of implementing and enforcing a clawback policy, and intend to adopt a clawback policy in compliance with Section 10D of the Exchange Act once additional guidance is promulgated by the SEC.

Outstanding Equity Awards at Fiscal 2021 Year End

Name	Number of shares of restricted stock that have not vested (1)	Market value of shares of restricted stock that have not vested (2)

Bobby D. Riley	85,699	$1,989,074

Kevin Riley	46,879	$1,088,062

Philip Riley	-	$-

Corey Riley	28,863	$669,910

(1)	Restricted stock vests ratably over a three-year term from initial grant date.

(2)	The value of the unvested restricted stock is shown assuming a market value of $23.21, the closing market price of a share of common stock on September 30, 2021.

Potential Payments upon Termination or Change in Control

Change in Control and Severance Provisions

We have entered into employment agreements with each of our named executive officers that contain change in control and severance provisions entitling those individuals to certain payments under specified circumstances. In connection with a change in control (or within six months after a change in control), pursuant to the award agreement, all outstanding unvested equity awards held by the executive will automatically vest and the employment agreements contain change in control provisions whereby, if the executive’s employment is terminated by the company without “cause” or by the executive for “good reason” (in each case, as defined in his employment agreement) the executive will be entitled to receive a cash payment equal to (i) 200% of the executive’s base salary then in effect, (ii) 200% of the executive’s annual bonus received for the preceding year, and (iii) six  months of COBRA premiums to continue his existing group health and dental coverage.

These agreements also provide that absent a change in control, if his employment is terminated by the Company without cause or by him for good reason each executive would be entitled certain vesting acceleration rights, plus a cash payment equal to (i) 100% of the executive’s base salary then in effect, (ii) 100% of the executive’s annual bonus received for the preceding year, and (iii) six  months of COBRA premiums to continue his existing group health and dental coverage.  The foregoing notwithstanding, in such an event, the cash payment to Mr. Bobby D. Riley would be 200% of his base salary then in effect plus 200% of the annual bonus he received for the preceding year.  These agreements further contain parachute payment limitations whereby payments payable to an executive may be reduced if doing so would put the executive in a more advantageous after-tax provision than if payments were not reduced and the executive became subject to excise taxes under Section 4999 of the Code.

Equity Award Agreements

The award agreements governing the named executive officers’ equity awards also contain provisions that would govern accelerated vesting in connection with a change in control, in which case 100% of time-based restricted stock awards would vest upon a change in control. The time-based restricted stock grant agreements also provide for the accelerated vesting of a certain number of shares of restricted stock in the event of a termination of employment without cause, for good reason or due to death or disability (as such terms are defined in an applicable award agreement with the participant).

Estimated Payments to Named Executive Officers

The compensation amounts included in the table below are estimates of the amounts that would have become payable to each named executive officer under the various triggering events described in the foregoing provisions, assuming in each case that the applicable event (whether a change-in-control and/or a termination of employment) occurred on the last business day of fiscal year 2021.

Name	Base Salary ($)	Annual Bonus ($) (1)	Stock Award ($) (2)	All Other Compensation ($) (3)	Total ($)

Bobby D. Riley
Termination without Cause / Resignation for Good Reason	$856,677	$374,796	$1,989,074	$14,854	$3,235,401
Termination with Cause / Resignation without Good Reason	$-	$-	$-	$-	$-
Change in Control without Termination	$-	$-	$1,989,074	$-	$1,989,074
Change in Control with Qualifying Termination (4)	$856,677	$749,592	$1,989,074	$14,854	$3,610,197
Death or Disability	$-	$-	$1,989,074	$-	$1,989,074

Kevin Riley
Termination without Cause / Resignation for Good Reason	$360,000	$315,000	$1,088,062	$10,137	$1,773,199
Termination with Cause / Resignation without Good Reason	$-	$-	$-	$-	$-
Change in Control without Termination	$-	$-	$1,088,062	$-	$1,088,062
Change in Control with Qualifying Termination (4)	$720,000	$630,000	$1,088,062	$10,137	$2,448,199
Death or Disability	$-	$-	$1,088,062	$-	$1,088,062

Philip Riley
Termination without Cause / Resignation for Good Reason	$360,000	$315,000	$-	$10,732	$685,732
Termination with Cause / Resignation without Good Reason	$-	$-	$-	$-	$-
Change in Control without Termination	$-	$-	$-	$-	$-
Change in Control with Qualifying Termination (4)	$720,000	$630,000	$-	$10,732	$1,360,732
Death or Disability	$-	$-	$-	$-	$-

Corey Riley
Termination without Cause / Resignation for Good Reason	$360,000	$315,437	$669,910	$13,320	$1,358,667
Termination with Cause / Resignation without Good Reason	$-	$-	$-	$-	$-
Change in Control without Termination	$-	$-	$669,910	$-	$669,910
Change in Control with Qualifying Termination (4)	$720,000	$630,874	$669,910	$13,320	$2,034,104
Death or Disability	$-	$-	$669,910	$-	$669,910

(1)	Bonus amount due is based on the most recent annual bonus payment made to the named executive officer.

(2)
All unvested equity awards at the time of the qualifying event would immediately vest. The value of the unvested restricted stock is shown assuming a market value of $23.21, the closing market price of a share of common stock on September 30, 2021.

(3)	Employee is entitled to receive six months of COBRA insurance premiums.

(4)	Includes termination without cause or resignation for good reason in the six months prior to or the 24 months following a change in control.

Director Compensation Table

The table below summarizes the total compensation for each of the non-employee directors for the fiscal year ended September 30, 2021.

Director	Board Fees ($) (1)	Stock Award ($) (2)		Total ($)

Brent Arriaga	$102,056	$40,842	(7)	$142,898
Rebecca Bayless (3)	$-	$-		$-
Bryan H. Lawrence (4)	$-	$-		$-
E. Wayne Nordberg	$102,056	$40,842	(7)	$142,898
Beth di Santo (5)	$-	$-		$-
Matthew K. Behrent (6)	$6,730	$4,515		$11,245
Richard M. Thon (6)	$6,730	$4,515		$11,245
Peter Salas (6)	$6,730	$4,515		$11,245

(1)	Reflects the amount of the annual retainer, committee retainers (as applicable) and meeting fees, which were paid in cash for the fiscal year ended September 30, 2021.

(2)	The amounts reported in this column represent the grant date fair value of the equity awards of restricted stock granted, calculated in accordance with FASB ASC Topic 718.

(3)	Ms. Bayless was appointed to the board of directors following the end of the 2021 fiscal year and received no compensation during fiscal 2021.

(4)	Mr. Lawrence has elected not to receive compensation for his service as a director.

(5)
Ms. di Santo has elected not to receive compensation for her service as a director. Payments to Ms. di Santo for legal services provided to the Company pursuant to an engagement letter with di Santo Law PLLC is set forth under the heading “Related Party Transactions” below.

(6)
Messrs. Behrent, Thon and Salas were directors prior to the Merger. Amounts here reflect fees paid and stock granted for the period October 1, 2020 - February 26, 2021. Their stock awards vested immediately upon grant.

(7)	The restricted stock awards have a one-year vesting period, which results in these restricted stock awards vesting in March 2022.

Director Retainer/Fees and Equity Compensation

Pursuant to our standard non-employee director compensation agreements (each an “Independent Director Agreement”), each non-employee director in fiscal year 2021 was entitled to a $65,000 annual retainer and up to $50,000 in restricted stock, subject to a one-year vesting period, adjusted for partial periods of service. The number of shares awarded in 2021 was determined based on the closing price of the Company’s common stock on the effective date of the Independent Director Agreement. Additional annual cash retainer fees are paid to the chairperson of the Audit Committee ($15,000) and the chairperson of the Nominating and Corporate Governance Committee ($15,000).

Meeting attendance fees of $1,500 are accrued for each board meeting and $10,000 for each committee meeting attended in person or telephonically. The Plan also provides for reimbursement of expenses for all directors in the performance of their duties, including reasonable travel expenses incurred attending meetings.

Following the Company’s annual meeting, the annual retainer will be modified such that each non-employee director will be entitled annually to a $75,000 cash retainer and up  to $125,000 in restricted stock, subject to a one-year vesting period, adjusted for partial periods of service. Additional annual cash retainer fees are paid to the chairperson of the Audit Committee ($15,000), the chairperson of the Nominating and Corporate Governance Committee ($10,000) and the chairperson of the Compensation Committee ($10,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures

The Company has adopted policies and procedures for the review, approval, and ratification of “related person” transactions as defined under SEC Rules and regulations. Our Audit Committee Charter requires management to inform the Audit Committee of all related person transactions as defined under Item 404 of Regulation S-K. Examples of the type of transactions the Audit Committee reviews include payments made by the Company directly to a related person (other than in his or her capacity as a director or employee), or to an entity in which the related person serves as an officer, director, employee or owner, and any other transaction where a potential conflict of interest exists. In order to identify any such transactions, among other measures, the Company requires its directors and officers to complete questionnaires identifying transactions with any company in which the officer or director or their family members may have an interest. In addition, our code of ethics requires that the Board or its authorized committee review and approve or ratify any related person transaction.

Although our management believes that the terms of the related party transactions described below are reasonable, it is possible that we could have negotiated more favorable terms for such transactions with unrelated third parties.

Related Party Transactions

Indemnification Agreement

The Company has entered into an indemnification agreement with each of its directors and executive officers. These agreements provide that the Company will indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors’ and officers’ liability insurance policy the Company chooses, in its discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under Delaware law and are in addition to any other rights the indemnitee may have under the Company’s Certificate of Incorporation, Bylaws and applicable law. We believe these indemnification agreements enhance the Company’s ability to attract and retain knowledgeable and experienced officers and directors.

Registration Rights Agreement

In October 2020, REP LLC entered into a second amended and restated registration rights agreement (the “Registration Rights Agreement”) with REG, Yorktown Energy Partners XI, L.P., Boomer Petroleum, LLC, Bluescape Riley Exploration Holdings LLC, Bluescape Riley Exploration Acquisition LLC, Bobby Riley, Kevin Riley and Corey Riley. The Registration Rights Agreement provides for customary rights for these parties to demand that REP LLC (or certain successors by merger, which includes Riley Permian) file a resale shelf registration statement and certain piggyback rights with respect to registrable securities held by such parties (which registrable securities included the Riley Permian common stock received in the merger with REP LLC).

On April 7, 2021, the Company filed a registration statement on Form S-3 covering the offering for resale from time to time of up to 16,721,922 shares of our common stock owned by the selling stockholders named therein. Subject to certain limitations in the Registration Rights Agreement, parties to the agreement holding more than 15% of the then-currently registrable securities under the agreement can require Riley Permian to participate in a firm underwritten resale of the securities; provided that Riley Permian will not be obligated to participate in more than two such underwritten resales per year.

Subject to certain exceptions, if at any time Riley Permian proposes to register an offering of equity securities or conduct an underwritten offering, whether or not for its own account, then Riley Permian must notify the equity holders party to the Registration Rights Agreement of such proposal to allow them to include a specified number of their registrable securities in that registration statement or underwritten offering, as applicable. These registration rights will be subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and Riley Permian’s right to suspend use of a prospectus under a registration statement under certain circumstances, including if the Riley Permian is pursuing a bona fide material acquisition, merger, reorganization, disposition or other similar transaction and the Riley Permian’s board of directors determines in good faith that Riley Permian’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the registration statement (and such disclosure is then-required therein by applicable law, rule or regulation to permit offers and sales thereunder), Riley Permian has experienced some other material nonpublic event the disclosure of which in the registration statement at such time, in the good faith judgment of Riley Permian’s board, would materially and adversely affect Riley Permian (and such disclosure therein is then-required by applicable law, rule or regulation to permit offers and sales thereunder), or Riley Permian’s board shall have determined in good faith, upon the advice of counsel, that it is required by law, rule or regulation to file a post-effective amendment to such registration statement to reflect certain updated information of the type described in the Registration Rights Agreement. The Registration Rights Agreement provides certain time limitations on how long such delays may be implemented. Riley Permian will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

Combo Resources

In May 2019, Polaris E&P, LLC (“Polaris”), a wholly-owned subsidiary of REG, and Oakspring Energy Holdings, LLC, a portfolio company of Yorktown Partners (“Oakspring”), each contributed certain assets and liabilities, including without limitation, working capital, working interests in certain oil and natural gas properties and related assets in Bastrop, Fayette and Lee Counties, Texas (referred to as the Viking Project), working interests in certain oil and natural gas properties and related assets in Yoakum, Gaines and Andrews Counties, Texas and Lea County, New Mexico (referred to as the Kachina Project), and working interests in Winkler County (referred to as the Keystone Project), to newly-formed Combo Resources, LLC (“Combo”), in exchange for membership interests in Combo. The contribution transaction is effective as of April 1, 2019.

Simultaneously with the contribution transaction, Combo entered into a management services agreement with Riley Permian Operating Company, LLC (“RPOC”), a wholly-owned subsidiary of the Company. Pursuant to the management services agreement, RPOC provides certain administrative services to Combo in exchange for payment of a fee equal to $250,000 per month and reimbursement of all expenses. On April 16, 2020, RPOC and Combo amended the management services agreement to reduce the monthly fee payable thereunder to $150,000 for the period between June 1, 2020 through July 31, 2020 and further reduced to $100,000 for the remainder of the term.

Employee Holding Company

Effective June 10, 2019, REP formed a wholly-owned subsidiary, Riley Employee Member, LLC (“REM”), and contributed 0.1% of its membership interest in RPOC to REM. Simultaneously, REP assigned the employment agreements of its named executive officers to RPOC and entered into an administrative services agreement with RPOC whereby RPOC provides personnel to Riley Permian in exchange for payment of an amount equal to the direct payroll expense associated with the wages and compensation expenses incurred by RPOC to provide personnel to REP and fee equal to 1% of such expenses. As of June 22, 2021, REM and REP LLC consummated an Agreement and Plan of Merger whereby  REM was merged into REP LLC with REP LLC as the surviving entity.

Other Affiliate Matters

Our director, Beth A. di Santo has served in the past and continues to serve as outside legal counsel for the Company. Legal fees paid by the Company to di Santo Law, PLLC during the Company’s fiscal year ended September 30, 2021 were $1,045,326.

Effective January 25, 2022, the Company and di Santo Law PLLC entered into an engagement letter that provides a monthly fixed fee in exchange for general corporate legal service. The agreement has an initial term of one year and provides for a monthly cash payment of $30,000 and an aggregate one-time grant of 10,500 shares of restricted stock that will vest in four equal installments at the end of each quarter in calendar year 2022.

Familial Relationships

There is a family relationship between Bobby D. Riley and the Company’s President, Kevin Riley, and the Company’s Executive Vice President - Business Intelligence, Corey Riley, as father and sons. Kevin Riley and Corey Riley are brothers. There is no family relationship between Philip Riley and Bobby D. Riley, Kevin Riley or Corey Riley. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer.

Involvement in Certain Legal Proceedings

To the knowledge of management, no present director, executive officer or affiliate of the Company or owner of record or beneficially of more than 5% of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

To the knowledge of management, during the past ten years, no director, executive officer or person nominated to become a director or an executive officer of the Company has been a party adverse to the Company or had a material interest adverse to the Company in any proceeding, except as follows:

Peter Salas, the Company’s former Chairman of the Board and Chief Executive Officer (“Salas”), was the controlling person of the general partner of Hoactzin Partners, L.P. (“Hoactzin”) when on October 26, 2019 Hoactzin filed a petition under Chapter 11 of the Bankruptcy Code in the Northern District of Texas in Dallas (the “Hoactzin Bankruptcy”). On February 12, 2020, the Hoactzin Bankruptcy was converted to a Chapter 7 liquidation proceeding. As of the date of this Proxy Statement, the Hoactzin Bankruptcy was proceeding in due course.

The Company has been named as a defendant in an action commenced on October 25, 2021 in United States Bankruptcy Court for the Northern District of Texas, Dallas Division, by the Chapter 7 Trustee for the Hoactzin Bankruptcy.  The Company was served with this lawsuit on or about December 7, 2021. The complaint alleges that in October of 2018, one year prior to the Hoactzin bankruptcy filing in October of 2019, Salas caused Hoactzin to transfer its working interests in certain wells on its Kansas acreage (the “Kansas Working Interests”) to the Company for an amount the complaint alleges was purportedly less than the reasonable equivalent value of such Kansas Working Interests.  The complaint includes avoidance actions and other causes of action in connection with the transfer of the Kansas Working Interests, as well as other causes of action alleged related to certain transactions to which the Company was not a party.

As of the time of the purported fraudulent transfers giving rise to the claims set forth in the complaint, Salas was Chairman of the Company’s Board.  The complaint also alleges that Salas, DDEP and the Company are jointly and severally liable for the damages incurred by Hoactzin. In connection with the Company’s merger in February 2021, Salas resigned his position from the Company’s Board and no longer holds any position as an officer or director of the Company. On April 2, 2021, the Company closed on the sale of all the assets it held in Kansas (of which the Kansas Working Interests were a small part) to a third party for an agreed upon purchase price of $3.2 million.

As of the date of this Proxy Statement, the Company has filed its initial answer denying the allegations against it.

Except as set forth above, there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which any  other director has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. None of the directors were appointed as pursuant to any arrangement or understanding with any other person.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP

With authority granted by our Board, the Audit Committee has appointed BDO USA, LLP (“BDO”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2022. BDO USA, LLP has served as the Company’s independent registered public accounting firm since April 2021 and as REP LLC’s independent registered public accounting firm since 2016. Although stockholder ratification of the selection of BDO USA, LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. If the selection is not ratified, the Audit Committee may continue to retain BDO USA, LLP. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and us.

The Company’s merger with REP LLC was treated as a “reverse acquisition” for accounting purposes and, as such, the historical financial statements of the accounting acquirer, REP LLC, became the historical financial statements of the Company. Moss Adams LLP (“Moss Adams”) served as the independent registered public accounting firm for Tengasco through the closing of the merger and, following the closing for the Company through April 14, 2021. BDO USA, LLP was the independent registered public accounting firm that audited privately-held REP LLC’s financial statements for the fiscal years ended September 30, 2020 and 2019.

After careful consideration of the ongoing audit needs of the Company following the closing of the merger, on April 14, 2021, the Audit Committee chose not to renew the engagement of Moss Adams and approved the engagement of BDO. The Company notified Moss Adams on April 14, 2021 that it would be dismissed as the Company’s independent registered public accounting firm, effective immediately. The decision to change independent registered public accounting firms was recommended and approved by the Audit Committee.

Moss Adams’ reports on Tengasco’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles and includes an explanatory paragraph relating to the adoption of new accounting standards.

During the fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim period through April 14, 2021, there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moss Adams, would have caused Moss Adams to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

Representatives from BDO USA, LLP will be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees associated with audit and other professional services provided to us by BDO USA, LLP for the fiscal years ended September 30, 2021 and 2020.

	Fiscal Year 2021	Fiscal Year 2020
Audit Fee	$867,891	$310,117
Audit Related Fees	$-	$-
Tax Fees	$-	$-
Other Fees	$-	$-
Total	$867,891	$310,117

(1)
Audit fees are for audit services, including the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, and accounting consultations. These fees included audit fees for the performance of annual audits of our financial statements for the fiscal year ended September 30, 2021 and REP LLC’s financial statements for the fiscal year ended September 30, 2020.

(2)
There are no other fees for services rendered to us by BDO USA, LLP. BDO USA, LLP did not provide to us any financial information systems design or implementation services during the year ended September 30, 2021.

All of the fiscal year 2021 services described above were approved by the Audit Committee pursuant to the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by the Company’s independent auditors. The Audit Committee considered whether the provisions of such services, including non-audit services, by BDO USA, LLP were compatible with maintaining its independence and concluded they were.

Vote Required and Board Recommendation

The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022 requires the affirmative vote of a majority of the voting power of the outstanding shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on this proposal.  Abstentions will have the same effect as a vote against this proposal. NYSE rules permit brokers to vote uninstructed shares at their discretion on this proposal, so broker non-votes are not expected.

✔	Our Board unanimously recommends that you vote “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, stockholders are entitled to a non-binding vote on the compensation of our named executive officers (sometimes referred to as “say on pay”). Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K, including the applicable compensation tables, and the related narrative disclosure in this Proxy Statement.”

As described in this Proxy Statement under “Executive Compensation,” our compensation programs are designed to:

●	reward creation of long term stockholder value through increased stockholder returns;

●	reflect long term corporate and individual performance;

●	maintain an appropriate balance between base salary and short-term and long term incentive opportunities, with a distinct emphasis on compensation that is “at risk”;

●	be externally competitive and internally equitable;

●	give us the flexibility to attract and retain talented senior leaders in a very competitive industry; and

●	reinforce the values we express in our code of ethics.

We believe that our compensation program, with its balance of base salary, short-term incentives (annual cash incentive awards), long term incentives (including restricted stock awards), rewards sustained performance that is aligned with long term stockholder interests. Stockholders are encouraged to read the Executive Compensation section, including the applicable compensation tables and the related narrative disclosures contained in this Proxy Statement.

This vote is non-binding. The Board of Directors and the Compensation Committee, which is comprised solely of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. We currently hold advisory votes to approve our named executive officer compensation every two years and expect our next vote to be held at our 2024 Annual Meeting.

Vote Required and Board Recommendation

The approval by a non-binding advisory vote of our named executive officer compensation requires the vote of a majority of the voting power of the outstanding shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal.  Broker non-votes have no effect on the outcome of the vote.

✔
Our Board unanimously recommends that you vote “FOR” the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the applicable compensation disclosure rules of the SEC.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended September 30, 2021 with management, our internal auditors, and BDO USA, LLP, the Company’s independent registered public accounting firm (BDO).  In addition, the Audit Committee has discussed with BDO the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees (AS 1301).  The Sarbanes-Oxley Act of 2002 (SOX) requires certifications by the Company’s chief executive officer and chief financial officer in certain of the Company’s filings with the Securities and Exchange Commission (SEC).  The Audit Committee discussed the review of the Company’s reporting and internal controls undertaken in connection with these certifications with the Company’s management and BDO.  The Audit Committee also reviewed and discussed with the Company’s management their report on internal control over financial reporting in accordance with Section 404 of SOX. The Audit Committee has further periodically reviewed such other matters as it deemed appropriate, including other provisions of SOX and rules adopted or proposed to be adopted by the SEC and the New York Stock Exchange.

The Audit Committee also has received the written communications from BDO regarding the auditor’s independence pursuant to the applicable requirements of the PCAOB Ethics and Independence Rule 3526, and it has reviewed, evaluated and discussed the written disclosures with BDO and its independence from the Company.  The Audit Committee also has discussed with the Company’s management and BDO such other matters and received such assurances from them as it deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the Company’s audited financial statements for the year ended September 30, 2021 in the Company’s Annual Report on Form 10-K for such year filed with the SEC.

THE AUDIT COMMITTEE,

Brent Arriaga (Chairperson)
E. Wayne Nordberg

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Board of Directors has fixed January 26, 2022 as the Record Date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders on the Record Date will be able to vote at the Annual Meeting. As of the Record Date, 19,851,112 shares of the Company's common stock were outstanding, and each share will be entitled to one vote, with no shares having cumulative voting rights. Holders of shares of common stock are entitled to vote on all matters.

Our 5% Stockholders

To the Company’s knowledge, the following table sets forth information as of January 26, 2022 regarding the beneficial ownership of Common Stock by each person known to us to own beneficially more than 5% of the outstanding Common Stock, each director, each director nominee, our named executive officers, and our directors and named executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after January 26, 2022 through the exercise of any option or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has exercised options or any other right to acquire shares of our common stock.

	Shares Beneficially Owned (1)
	Number	% (2)
5% Stockholders
Riley Exploration Group, LLC (3)	3,485,779	17.6%
Yorktown Energy Partners V, LP (3)	615,784	3.1%
Yorktown VI Associates LLC (3)	84,505	0.4%
Yorktown Energy Partners X, LP (3)	390,860	2.0%
Yorktown Energy Partners XI, LP (3)	1,784,113	9.0%
Bluescape Riley Exploration Holdings LLC (4)	5,221,767	26.3%
Alvin Libin (5)	1,961,050	9.9%
Estate of Antonie VandenBrink (5)	1,974,212	9.9%

Directors and Executive Officers
Bobby D. Riley (6)	316,225	1.6%
Kevin Riley (7)	184,169	*
Philip Riley (8)	44,592	*
Corey Riley (9)	70,983	*
Other Executive Officers (10)	33,921	*
Bryan H. Lawrence (3)	-	-
Brent Arriaga (11)	1,687	*
Rebecca Bayless (12)	5,468	*
E. Wayne Nordberg (11)	1,687	*
Beth di Santo	-	-
All Directors and Executive Officers as a Group (13)	658,732	3.3%

*	Denotes less than 1% of class beneficially owned.

(1)
The amounts and percentages of common stock beneficially owned are reported on the bases and regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security.

(2)	Shares Beneficially Owned percentage is based on 19,851,112 shares of outstanding common stock, which includes 381,006 shares of unvested restricted stock.

(3)
Pursuant to the Schedule 13D/A filed by Riley Exploration Group, LLC (“REG”) with the Securities and Exchange Commission on October 18, 2021, REG directly owns 3,485,779 shares of Common Stock of the Company.  Yorktown Energy Partners VII, L.P. (“Yorktown VII”), Yorktown Energy Partners VIII, L.P. (“Yorktown VIII”), Yorktown Energy Partners IX, L.P. (“Yorktown IX”), and Yorktown Energy Partners X, L.P. (“Yorktown X”) collectively own approximately 98.93% of REG.  Pursuant to the terms of the Amended and Restated Limited Liability Agreement of REG (“REG LLC Agreement”), Yorktown has the ability to elect a majority of the Board of Managers of REG.  Because Yorktown V Company LLC (“Yorktown V Co”) is the sole general partner of Yorktown Energy Partners V, L.P. (“Yorktown V”), it may be deemed to beneficially own shares of the Company’s common stock based on its relationship with Yorktown V.  Yorktown V Co disclaims beneficial ownership of the Company’s shares owned by Yorktown V except to the extent of its pecuniary interest therein.  Because Yorktown VI Associates LLC (“Yorktown VI Associates”) is the sole general partner of Yorktown VI Company LP (“Yorktown VI Co”), the sole general partner of Yorktown Energy Partners VI, L.P. (“Yorktown VI”), it may be deemed to beneficially own shares of the Company’s common stock based on its relationship with Yorktown VI.  Yorktown VI Co and Yorktown VI Associates disclaim beneficial ownership of the shares owned by Yorktown VI except to the extent of their pecuniary interest therein.  Because Yorktown VII Associates LLC (“Yorktown VII Associates”) is the sole general partner of Yorktown VII Company LP (“Yorktown VII Co”), the sole general partner of Yorktown VII, it may be deemed to beneficially own shares of the Company’s common stock based on its relationship with Yorktown VII.  Yorktown VII, Yorktown VII Co and Yorktown VII Associates disclaim beneficial ownership of the shares owned by REG except to the extent of their pecuniary interest therein.  Because Yorktown VIII Associates LLC (“Yorktown VIII Associates”) is the sole general partner of Yorktown VIII Company LP (“Yorktown VIII Co”), the sole general partner of Yorktown VIII, it may be deemed to beneficially own shares of the Company’s common stock based on its relationship with Yorktown VIII.  Yorktown VIII, Yorktown VIII Co and Yorktown VIII Associates disclaim beneficial ownership of the shares owned by REG except to the extent of their pecuniary interest therein.  Because Yorktown IX Associates LLC (“Yorktown IX Associates”) is the sole general partner of Yorktown IX Company LP (“Yorktown IX Co”), the sole general partner of Yorktown IX, it may be deemed to beneficially own shares of the Company’s common stock based on its relationship with Yorktown IX.  Yorktown IX, Yorktown IX Co and Yorktown IX Associates disclaim beneficial ownership of the shares owned by REG except to the extent of their pecuniary interest therein.  Because Yorktown X Associates LLC (“Yorktown X Associates”) is the sole general partner of Yorktown X Company LP (“Yorktown X Co”), the sole general partner of Yorktown X, it may be deemed to beneficially own shares of the Company’s common stock based on its relationship with Yorktown X. Yorktown X, Yorktown X Co and Yorktown X Associates disclaim beneficial ownership of the shares owned by REG except to the extent of their pecuniary interest therein, and Yorktown X Co and Yorktown X Associates disclaim beneficial ownership of the shares owned by Yorktown X except to the extent of their pecuniary interest therein. Because Yorktown XI Associates LLC (“Yorktown XI Associates”) is the sole general partner of Yorktown XI Company LP (“Yorktown XI Co”), the sole general partner of Yorktown Energy Partners XI, L.P. (“Yorktown XI”), it may be deemed to beneficially own shares of the Company’s common stock based on its relationship with Yorktown XI. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the Company common stock held by Yorktown XI except to the extent of their pecuniary interest therein. The managers of each of Yorktown V Co, Yorktown VI Associates, Yorktown VII Associates, Yorktown VIII Associates, Yorktown IX Associates, Yorktown X Associates and Yorktown XI Associates, who act by majority approval, are Bryan H. Lawrence, one of the Company’s directors, W. Howard Keenan, Jr., Peter A. Leidel, Tomás R. LaCosta, Robert A. Signorino and, with respect to Yorktown VIII Associates, Yorktown IX Associates, Yorktown X Associates and Yorktown XI Associates, Bryan R. Lawrence. The address of such Yorktown entities is 410 Park Avenue, 20th Floor, New York, New York 10022. The address of Riley Exploration Group, LLC is 29 E. Reno, Suite 500, Oklahoma City, Oklahoma 73104.

(4)
Pursuant to a Schedule 13D/A filed by Bluescape Resources Company LLC on April 14, 2021, Bluescape Riley Exploration Acquisition LLC is a wholly owned subsidiary of Bluescape Riley Exploration Holdings LLC. Bluescape Energy Recapitalization and Restructuring Fund III LP has voting and dispositive power over the Company’s common stock held by Bluescape Riley Exploration Acquisition LLC and Bluescape Riley Exploration Holdings LLC and therefore may also be deemed to be the beneficial owner of these shares. Bluescape Energy Partners III GP LLC may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares by virtue of Bluescape Energy Partners III GP LLC being the sole general partner of Bluescape Energy Recapitalization and Restructuring Fund III LP. Bluescape Resources GP Holdings LLC may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares by virtue of Bluescape Resources GP Holdings LLC being the manager of Bluescape Energy Partners III GP LLC. Charles John Wilder, Jr. may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares by virtue of Charles John Wilder, Jr. being the manager of Bluescape Resources GP Holdings LLC. Each of Bluescape Riley Exploration Acquisition LLC, Bluescape Riley Exploration Holdings LLC, Bluescape Energy Recapitalization and Restructuring Fund III LP, Bluescape Energy Partners III GP LLC, Bluescape Resources GP Holdings LLC, and Charles John Wilder, Jr. disclaims beneficial ownership of the shares reported as held by Bluescape Riley Exploration Holdings LLC in excess of its respective pecuniary interest in such shares. The address of Bluescape Riley Exploration Acquisition LLC and Bluescape Riley Exploration Holdings LLC and mailing address of each listed beneficial owner is 200 Crescent Court, Suite 1900, Dallas, Texas 75201. Philip Riley, currently the Company’s Chief Financial Officer and Executive Vice President - Strategy and formerly a director of REP LLC, was also an investment manager for Bluescape Riley Exploration Holdings LLC.

(5)
Pursuant to a Schedule 13D/A filed by Boomer Petroleum, LLC (“Boomer”) on December 7, 2021, Boomer entered into a plan of distribution pursuant to which all of its shares of Company common stock were distributed to its members as follows: (1) 1,768,702 shares were distributed to Balmon California, Inc., which is a wholly owned subsidiary of Balcal Holdings Ltd., which is a wholly owned subsidiary of Balmon Investments Ltd., which is wholly owned by Alvin Libin. Balcal Holdings Ltd., Balmon Investments Ltd. and Alvin Libin are indirect beneficial owners of these securities. In addition, Balmon Investments directly owns 192,348 shares of Common Stock, which means that Balmon Investments and Mr. Libin may be deemed to have direct and indirect beneficial ownership of 1,961,050 shares of the Company’s common stock; and (2) 1,768,702 shares were distributed to Texel Resources Inc., which is a wholly owned subsidiary of Tokay Capital Corp., which is wholly owned by the Estate of Antonie VandenBrink. Texel Resources Inc. subsequently purchased an additional 67,510 shares in the open market. Tokay Capital Corp. and the Estate of Antonie VandenBrink are indirect beneficial owners of these securities. In addition, the Estate of Antonie VandenBrink directly owns 138,000 shares of the Company’s common stock, which means that the Estate may be deemed to have direct and indirect beneficial ownership of 1,974,212 outstanding shares of the Company’s common stock.

(6)
Includes 106,529 unvested shares of restricted stock issued under the LTIP that remain subject to forfeiture, of which 22,186 shares of restricted stock will become fully vested within 60 days after January 26, 2022. Includes 209,696 shares pledged as collateral to secure certain personal indebtedness.

(7)
Includes 65,787 unvested shares of restricted stock issued under the LTIP that remain subject to forfeiture, of which 15,413 shares of restricted stock will become fully vested within 60 days after January 26, 2022. Includes 118,382 shares pledged as collateral to secure certain personal indebtedness.

(8)
Includes 26,831 unvested shares of restricted stock issued under the LTIP that remain subject to forfeiture of which none will become fully vested within 60 days after January 26, 2022. Includes 17,261 shares pledged as collateral to secure certain personal indebtedness.

(9)
Includes 48,374 unvested shares of restricted stock issued under the LTIP that remain subject to forfeiture of which 3,396 shares of restricted stock will become fully vested within 60 days after January 26, 2022.

(10)
Includes 28,668 unvested shares of restricted stock issued under the LTIP that remain subject to forfeiture of which 3,396 shares of restricted stock will become fully vested within 60 days after January 26, 2022.

(11)	All shares are unvested but will become fully vested within 60 days after January 26, 2022.

(12)	All shares are unvested and none will become fully vested within 60 days after January 26, 2022.

(13)
Includes 285,031 unvested shares of restricted stock issued under the LTIP that remain subject to forfeiture, of which 47,765 shares of restricted stock will become fully vested within 60 days after January 26, 2022.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and holders of more than 10 percent of a registered class of the Company's equity securities, to file with the SEC reports regarding their ownership and changes in ownership of Common Stock and other equity securities of the Company. Directors, officers, and greater than 10 percent stockholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2021 all Section 16(a) filing requirements applicable to its directors, officers, and greater than 10 percent stockholders were complied with, except for one Form 4 relating to one transaction on October 1, 2021 for Amber Bonney, our Chief Accounting Officer, which was filed 15 days late due to an administrative error.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

The Board will consider properly presented proposals of stockholders intended to be presented for action at the 2023 Annual Meeting. Such proposals must comply with the applicable requirements the procedures set forth in Rule 14a-8 under the Exchange Act and our Bylaws. Under our Bylaws a matter can properly be brought before an annual meeting by a stockholder of the Company who is a stockholder of record at the time notice of the proposal is given and who is entitled to vote at such annual meeting. The proposing stockholder must give timely notice of his or her proposal in writing to the Secretary of the Company and satisfy the other requirements set forth in the Bylaws. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company at 29 East Reno Ave., Suite 500, Oklahoma City, OK 73104 not later than thirty (30) days or more than one hundred twenty (120) days prior to the one year anniversary date of the preceding year’s annual meeting of stockholders of the Company (which for our 2023 Annual Meeting will be February 20, 2023 and November 22, 2022, respectively)

For any business that a stockholder desires to bring before an annual meeting, the stockholder notice must include (i) a brief description of the proposal or business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name, age, business and residence address of the stockholder submitting the proposal, (iii) the principal occupation or employment of such stockholder, (iv) the number of shares of the Corporation which are beneficially owned by such stockholder and the date which shares were first acquired by the stockholder, and (v) any material interest of the stockholder in such proposal. For additional information about the notice requirements for other stockholder business, see our bylaws.

A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be included in our proxy statement relating to the 2023 Annual Meeting must be received no later than September 30, 2022. For a proposal to be considered for presentation at the 2023 Annual Meeting, although not included in the proxy statement for such meeting, it must be received within the time period set forth in our Bylaws as described above. In addition, the proxy solicited by the Board for the 2023 Annual Meeting will confer discretionary authority to vote on any such stockholder proposal presented at the 2023 Annual Meeting unless we are provided with notice of such proposal no later than thirty (30) days prior to the date of the 2023 Annual Meeting.

OTHER BUSINESS

Our Board is not aware of any other matters to be presented for consideration at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders and referred to herein. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is intended the proxy solicited hereby be voted as to any such matter in accordance with the recommendations of our Board.

sample proxy card

YOUR VOTE IS IMPORTANT. PLEASE VOTE Vote by Internet - QUICK ___ EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you RILEY EXPLORATION PERMIAN, INC. marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on March 21, 2022. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend; http://cstproxy.com/rileypermian/2022 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. _ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED _ PROXY Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3 1. Election of Directors FOR AGAINST ABSTAIN (1) Brent Arriaga (2) Rebecca L. Bayless (3) Beth A. di Santo (4) Bryan H. Lawrence (5) E. Wayne Nordberg (6) Bobby D. Riley 2.Ratification of BDO USA, LLP as independent registered public accounting (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) FOR AGAINST ABSTAIN 3. An advisory vote regarding the approval of compensation paid to our named executive officers. CONTROL NUMBER Signature Signature, if held jointly Date , 2022 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary) for all Nominees listed to the left

Important Notice Regarding the Internet Availability of Proxy
Materials for the Annual Meeting of Stockholders

To view the 2022 Proxy Statement, Fiscal Year 2021 Form
10-K, and to attend the 2022 Annual Meeting, please go to:
http://www.cstproxy.com/rileypermian/2022

 ☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RILEY EXPLORATION PERMIAN, INC.

The undersigned appoints KEVIN RILEY and PHILIP RILEY, and each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of RILEY EXPLORATION PERMIAN, INC. held of record by the undersigned at the close of business on January 26, 2022 at the Annual Meeting of Stockholders of RILEY EXPLORATION PERMIAN, INC. to be held on March 22, 2022, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX (6) NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)